UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

October 28, 2014

Date of Report (Date of earliest event reported)

OWENS-ILLINOIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9576	22-2781933
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Michael Owens Way Perrysburg, Ohio	43551-2999
(Address of principal executive offices)	(Zip Code)

(567) 336-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.         RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On October 28, 2014, Owens-Illinois, Inc. (the “Company”) issued a press release announcing its results of operations for the quarter ended September 30, 2014.  A copy of the press release is furnished as Exhibit 99.1.  Additional financial information, posted to the Company’s web site, is furnished as Exhibit 99.2.

The information in this Item 2.02 of this Current Report on Form 8-K, including the exhibits, is provided under Item 2.02 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. Furthermore, the information in this Item 2.02 of this Current Report, including the exhibits, shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933 regardless of any general incorporation language in such filings.

ITEM 8.01.          OTHER ITEMS.

On October 28, 2014, the Company issued a press release announcing that the Company’s Board of Directors had increased the Company’s share repurchase program authorization to $500 million. The authorization expires on December 31, 2017 and includes approximately $85 million remaining under the current share repurchase program. A copy of the press release is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

ITEM 9.01.                               FINANCIAL STATEMENTS AND EXHIBITS.

(d)                                                                                 Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 28, 2014, announcing results of operations for the quarter ended September 30, 2014

99.2	Additional financial information — quarter ended September 30, 2014

99.3	Press Release dated October 28, 2014, announcing the $500 million share repurchase program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWENS-ILLINOIS, INC.

Date: October 28, 2014	By:	/s/ Stephen P. Bramlage, Jr.
	Name:	Stephen P. Bramlage, Jr.
	Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 28, 2014, announcing results of operations for the quarter ended September 30, 2014

99.2	Additional financial information — quarter ended September 30, 2014

99.3	Press Release dated October 28, 2014, announcing the $500 million share repurchase program